As filed with the Securities and Exchange Commission on June 7, 2005

Registration No. 333-49848

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PORTAL SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0369737
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10200 South DeAnza Boulevard

Cupertino, California 95014

(408) 572-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Larry Bercovich

Senior Vice President, General Counsel and Corporate Secretary

Portal Software, Inc.

10200 South DeAnza Boulevard

Cupertino, California 95014

(408) 572-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Timothy R. Curry, Esq.

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, California 94025

Telephone: (650) 473-2600

Facsimile: (650) 473-2601

Approximate date of commencement of proposed sale to the public:    This post-effective amendment deregisters all of the shares of common stock that remain unsold under this Registration Statement as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

TERMINATION OF OFFERING UNDER REGISTRATION STATEMENT

Portal Software, Inc., a Delaware corporation (the “Registrant”), registered the public offer and sale from time to time pursuant to Rule 415 of the Securities Act of 1933, as amended, of 7,500,000 shares of the Registrant’s common stock (the “Common Stock”) pursuant to Registration Statement No. 333-49848 originally filed with the Securities and Exchange Commission on November 13, 2000 (the “Registration Statement”) (which was declared effective on November 22, 2000), as subsequently decreased to 1,500,000 by a five-for-one reverse stock split effective as of September 26, 2003.

Pursuant to an undertaking made in Item 17 of the Registration Statement, the Registrant hereby terminates the Registration Statement and removes from registration all of the shares of Common Stock registered under the Registration Statement that remain unsold as of the date hereof. The Registrant’s contractual obligation to maintain the effectiveness of the Registration Statement has expired.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on the 2 day of June, 2005.

PORTAL SOFTWARE, INC.

By:	/s/ David Labuda
Name:	David Labuda
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose names appear below appoints and constitutes each of David Labuda, Ron Kisling and Larry Bercovich, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments to the Registration Statement, and to file the same, together with all exhibits thereto, with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title
/s/ David Labuda David Labuda	President and Chief Executive Officer and Director (Principal Executive Officer)	June 2, 2005

/s/ Ron Kisling Ron Kisling	Chief Financial Officer (Principal Financial and Accounting Officer)	June 2, 2005

/s/ Richard Moran Richard Moran	Chairman of the Board of Directors	June 2, 2005

/s/ Jerome Behar Jerome Behar	Director	June 2, 2005

/s/ Robert Bond Robert Bond	Director	June 2, 2005

/s/ Robert Eulau Robert Eulau	Director	June 2, 2005

/s/ John E. Little John E. Little	Director	June 2, 2005

/s/ J. David Martin J. David Martin	Director	June 2, 2005

/s/ Karen Riley Karen Riley	Director	June 2, 2005